UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 12, 2008
Date of Report

November 12, 2008
(Date of Earliest Event Reported)

PETRONATIONAL CORP.
(Exact name of Registrant as Specified in its Charter)

225 Marine Drive, Suite 210
Blaine, Washington, 98230
(Address of Principal Executive Offices)

Tel: (360) 332-0905
(Registrant's Telephone Number)

Nevada	333-129664	98-0470356
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Director

On November 12, 2008, the Board of Directors of PetroNational Corp. (the “Company”) appointed Ms. Katheryn Overcash as a new member of the Board of Directors. Ms. Overcash is not currently expected to be appointed to any committees of the Board.

In 2008, Ms. Overcash joined Westmoore Investments and Harry’s Pacific Grill LLC where she has responsibility in assisting with the daily operations, including Harry’s Pacific Grill Restaurant, and she assisted with the expansion of the restaurant into other states. Prior to joining Harry’s Pacific Grill, Ms. Overcash worked as a loan processor for several years, at both First Financial Lending, LLC and Ani Mortgage. Ms. Overcash received a bachelor of arts degree in communications from San Diego State University in 2003.

Ms. Overcash has not previously held any positions with the Company and there have been no related party transactions between Ms. Overcash and the Company. Ms. Overcash has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONATIONAL CORP.
(formerly Outback Energy Corp.)

By: /s/ G. Leigh Lyons
G. Leigh Lyons, President

Dated: November 12, 2008